Exhibit 99.1

Contacts:	FOR IMMEDIATE RELEASE
Christopher Martin, Investor Relations
703.460.6609
Christopher.Martin@webmethods.com
John Conley, Public Relations
703.460.5996
John.Conley@webmethods.com
webMethods Reports Fiscal First Quarter Financial Results
Announces Fourth Consecutive Quarter of Pro Forma Profitability
FAIRFAX, Va. — August 1, 2005 — webMethods, Inc. (Nasdaq: WEBM), a leading provider of business integration and optimization software, today announced financial results for its fiscal first quarter ended June 30, 2005. Total revenue for the fiscal first quarter was approximately $47.7 million, compared to $41.9 million in the prior year period. License revenue for the quarter was approximately $18.5 million, compared to $14.8 million in the prior year period. Under U.S. generally accepted accounting principles (GAAP), the company’s net loss for the June 2005 quarter was $514,000, or a loss of $0.01 per share, compared to net loss of $10.8 million, or a loss of $0.20 per share, in the prior year period. Excluding certain charges that are described below in “Non-GAAP Financial Measures,” the company reported pro forma net income of $764,000, or pro forma earnings of $0.01 per share in the June 2005 quarter, compared to a pro forma net loss of $9.6 million, or a pro forma loss of $0.18 per share, in the prior year period. Important information regarding these pro forma results is provided below under “Non-GAAP Financial Measures” and should be read to better understand the charges excluded in pro forma results and why pro forma information is presented.
“Our results represent the first time webMethods has generated a pro forma profit in our fiscal first quarter and signify the fourth consecutive quarter of pro forma profitability,” said David Mitchell, president and CEO, webMethods, Inc. “We continue to show consistent improvement on both a GAAP and a pro forma basis,” continued Mr. Mitchell. “Our continued focus on expense efficiencies, coupled with our ability to grow total quarterly revenue by 14% and quarterly license revenue by 25% year over year during what historically has been our most challenging quarter, reflect our continued commitment to sustained pro forma profitability and total revenue growth.”

Additional June 2005 Quarterly Financial Highlights:
•	Cash and marketable securities at June 30, 2005 decreased by approximately $6.4 million to approximately $143.7 million from $150.1 million at March 31, 2005.

•	Days Sales Outstanding (DSOs) increased by 3 days from the prior quarter to 83 days.

•	Total deferred revenue at June 30, 2005 decreased by $3.2 million to $46.2 million from $49.4 million at March 31, 2005.

•	International revenue accounted for approximately 37% of total revenue, compared to 43% in the prior quarter.
Financial Outlook: Based on currently available information, webMethods anticipates total revenue in the quarter ending September 30, 2005 will be in the range of $47 million to $50 million. Pro forma net income per share for the September 2005 quarter is anticipated to be in the range of $0.01 to $0.04. Pro forma net income for the September 2005 quarter is expected to exclude amortization of deferred-stock compensation and warrant charges and amortization of intangible assets, which are expected to total approximately $1.3 million, and restructuring charges that have not been finalized.
Technology Highlights: As announced earlier today, webMethods was recognized as a Leader in a recently released Forrester WAVE™ analysis of Integration Suites [The Forrester WAVE: Integration Suites, Q3 2005 – Evaluation of Top Integration Suite Vendors Across More Than 125 Key Criteria by Ken Vollmer and Henry Peyret (July 27, 2005)]. The report also gave top marks to webMethods under the ‘strategy’ criteria, which evaluated each company’s product strategy and vision, strategic alliances, and executive vision. Only one other vendor scored equally well along this dimension of the WAVE. In addition, webMethods received the highest or was tied for the highest score within six of 12 underlying sub-categories, including Executive Vision, Monitoring and Reporting, Strategic Alliances, and Partner Management.
During the June 2005 quarter, webMethods was named the ebizQ Buyers’ Choice Award Winner for Enterprise Application Integration (EAI). The award was presented by ebizQ, a leading publisher of print and online publications serving the business integration market. The award was based on an evaluation of the leading EAI vendors against specific business and IT requirements that ebizQ audiences had previously identified of greatest strategic importance to their companies. Based on the voting of these registered end-users against criteria including technical excellence, flexibility, ease-of-use and return on investment (ROI), webMethods was recognized as the inaugural winner of the award.
In addition, webMethods was recognized by the Integration Consortium (IC) as the winning recipient of their IC Integration Solution Provider Award for Excellence — Premier Solution Provider of 2005™ award, which was presented during the 2005 Global Integration Summit in Banff, Alberta, Canada. Produced in

conjunction with the conference’s SOA Integration Showcase, the awards program recognized webMethods’ superior achievement in the real-time development and deployment of a customized business solution leveraging a Service-Oriented Architecture (SOA) to best address a supply chain business integration scenario using web services.
Global Customer Wins: webMethods won new and additional business in the June 2005 quarter with strategic customers worldwide. The company continued momentum in several vertical industries, with particular strength in financial services and government. The following companies represent important new and follow-on business that closed during the June 2005 quarter: ACH Food Companies, Adobe, Aeroxchange, Agilysys, Alcatel, American Association of Motor Vehicles Administrators (AAMVA), Avnet, Cabela’s, Cable & Wireless, Cadence Design System, Caxton Associates, Charter Communications, Cooper Cameron Corporation, Corus Staal B.V., E*Trade Financial Corporation, Eastman Kodak Company, Electricite de France (EDF), ExxonMobil Global Services Company, Fisher Scientific Company, GE Commercial Finance, Genentech, Georgia Pacific Corporation, Glaxo Smith Kline Australia Pty Ltd., Hibernia National Bank, ICI Paints, Internal Revenue Service, JPMorgan Chase Bank, N.A., Landesbank Rheinland-Pfaltz, Lapeyre, Nokia Corporation, Office Depot, Shinko Electric Industries, Solectron, Sony Pictures Entertainment, Taleo, Inc., Tchibo GmbH, Western Power Corporation, and University of California, Berkeley, among others.
Record Number of Customer Projects Move Into Production: In the June 2005 quarter, webMethods documented over 165 global customer projects that moved into production, including: ABN Amro Bank N.V., Actebis Holding GmbH, AEP Energy Services, Baxter Healthcare, Canadian National Railway, Carnival Corporation, Johnson & Johnson, Juniper Networks, Lafarge North America, Logitech, Medtronic, Motorola, National City Corporation, National Foods Holdings Ltd., Panasonic UK, Solectron, Standard Register Company, Toshiba American Financial Systems, Inc., Unique Zurich Airport, Videotron Telecom, Woolworths Ltd., and World Wide Technologies, among others.
Conference Call Information: webMethods will host a conference call at 5:00 p.m. Eastern Daylight Time today to discuss the company’s fiscal first quarter financial results and its future guidance. The conference call will be available via webcast at www.webmethods.com/investors.
A replay of this call will be available through August 5, 2005. Please dial 1-(800) 642-1687 in North America and 1-(706) 645-9291 outside North America, confirmation number 7783540.

Non-GAAP Financial Measures
This press release contains pro forma operating results that are not in accordance with GAAP because they exclude certain non-cash or non-recurring items and include a provision for income taxes in the June 2005 quarter. Pro forma results for the June 2005 and 2004 quarters exclude amortization of deferred warrant charges and amortization of intangible asset charges; pro forma results for the June 2005 quarter also exclude charges related to restructuring. The financial information attached to this press release reconciles the pro forma operating results given above for the June 2005 and 2004 quarters to GAAP. Investors are encouraged to review that reconciliation of pro forma operating results to the most directly comparable GAAP financial measures provided in the attached financial information.
Pro forma operating results should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by others. webMethods’ management uses these pro forma operating results in evaluating the potential impact of certain operating decisions on projected financial results, in comparisons of the company’s historical results of operations and in comparisons to competitors’ operating results. webMethods includes these pro forma operating results in this press release because it believes they enhance comparability of webMethods’ results of operations to those of other enterprise software companies, to pro forma operating results webMethods historically has reported, to financial guidance provided by webMethods and to financial models and expectations of certain investors and securities analysts.
About webMethods, Inc.
webMethods (NASDAQ: WEBM) provides business integration software to integrate, assemble and optimize available IT assets to drive business process productivity. webMethods delivers an innovative, enterprise-class business integration platform that incorporates proven integration technology with next generation capabilities into one interoperable set of tools that delivers a unique combination of efficiency, agility and control. webMethods combines industry leadership with a zealous commitment to customers to deliver tangible business value to more than 1,330 global customers. webMethods is headquartered in Fairfax, Va., with offices throughout the U.S., Europe, Asia Pacific and Japan. More information about the company can be found at www.webMethods.com.
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The webMethods name and logo are registered trademarks of webMethods, Inc. in the United States and certain other countries. All other marks mentioned are trademarks or service marks of their respective companies.
This press release and the conference call announced in it may contain various remarks about the future expectations, plans and prospects of webMethods that constitute forward-looking statements for purposes of the safe harbor provisions of U.S. securities laws. Specific forward-looking statements relate to future market opportunities for webMethods’ solutions, webMethods’ products and services and their performance, the size and strength of our markets, the size and quality of our pipeline, expected future financial performance (including total revenue, license revenue, level of cash and marketable securities, non-cash or non-recurring charges, expenses, net earnings or loss, pro forma earnings or loss per share), expected financial metrics, webMethods’ future cost savings and expense levels, the anticipated result of marketing and selling models and approaches, the anticipated contributions to webMethods’ future financial performance of certain products or geographic regions of its business, demand for some or all of its products and the contribution to webMethods’ revenue of business partners or webMethods’ products or services. Actual results of webMethods may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties, including the impact of economic conditions, geopolitical factors, seasonal factors, terrorism and related uncertainties in the U.S. and abroad on the company’s customers and prospects and their IT spending budgets and priorities; impact upon operations of legal compliance matters or internal controls review, improvement and remediation; difficulties in achieving or maintaining anticipated expense levels and controlling major expenses; variations in the size and timing of customer orders and demand for software offered by webMethods; impact of compliance programs and claims for alleged violations of requirements and duties; impact of competitive and pricing pressures; impact of changes in management or staff levels; variations in revenue influenced by software vendor or systems integrator partners; impact of rapid technological change; and these and other risks and uncertainties discussed more fully in webMethods’ SEC filings, including those discussed under the heading “Factors That May Affect Future Operating Results” in the Business section of webMethods’ Form 10-K for the year ended March 31, 2005 which is on file with the U.S. Securities and Exchange Commission and may be accessed at www.sec.gov or webMethods’ investor relations web page at www.webMethods.com/investors/. webMethods disclaims any obligation to update or correct any forward-looking statements made herein due to the occurrence of events after the issuance of this press release.

webMethods, Inc. Pro Forma Condensed Consolidated Income Statements
Impact of Pro Forma Adjustments on Reported Net Loss
(in thousands, except shares and per share data)
(Unaudited)

	Three Months			Three Months
	Ended			Ended
	June 30, 2005			June 30, 2004
	As Reported	Adjustments*	As Adjusted	As Reported	Adjustments*	As Adjusted

Revenues
License	$18,467	$—	$18,467	$14,806	$—	$14,806
Professional services	11,683	—	11,683	12,524	—	12,524
Maintenance	17,585	—	17,585	14,607	—	14,607

Total revenues	47,735	—	47,735	41,937	—	41,937

Cost of revenues
Amortization of intangibles	599	(599)	—	599	(599)	—
License	214	—	214	620	—	620
Professional services and maintenance	13,554	—	13,554	14,273	—	14,273

Total cost of revenues	14,367	(599)	13,768	15,492	(599)	14,893

Gross profit	33,368	599	33,967	26,445	599	27,044

Operating expenses

Sales and marketing	17,275	(661)	16,614	21,775	(661)	21,114
Research and development	11,118	—	11,118	11,050	—	11,050
General and administrative	6,214	—	6,214	5,073	—	5,073
Restructuring costs	288	(288)	—	—	—	—

Total operating expenses	34,895	(949)	33,946	37,898	(661)	37,237

Operating income (loss)	(1,527)	1,548	21	(11,453)	1,260	(10,193)

Interest income and other, net	1,155	—	1,155	638	—	638

Net income (loss) before taxes	(372)	1,548	1,176	(10,815)	1,260	(9,555)

Provision for income taxes (1)	142	270	412	4	—	4

Net income (loss)	$(514)	$1,278	$764	$(10,819)	$1,260	$(9,559)

Net income (loss) per share
Basic			$0.01			$(0.18)
Fully Diluted			$0.01			$(0.18)

Shares used in computing per share amount
Basic			53,375,463			52,827,120
Fully Diluted			53,661,958			52,827,120

*	Excludes amortization of intangibles, warrant charge, restructuring costs, and includes projected pro forma tax expense.

1)	The projected pro forma effective tax rate for the three months ended June 30, 2005 of 35% has been used to adjust the provision for income taxes for pro forma purposes.

webMethods, Inc. Condensed Consolidated Income Statements
(in thousands, except shares and per share data)
(Unaudited)

	Three Months Ended
	June 30,
	2005	2004
Revenue
License	$18,467	$14,806
Professional services	11,683	12,524
Maintenance	17,585	14,607

Total revenue	47,735	41,937

Cost of revenue
Amortization of intangibles	599	599
License	214	620
Professional services and maintenance	13,554	14,273

Total cost of revenue	14,367	15,492

Gross profit	33,368	26,445

Operating expenses

Sales and marketing:
Warrant charge	661	661
Other sales and marketing costs	16,614	21,114
Research and development costs	11,118	11,050
General and administrative costs	6,214	5,073
Restructuring costs	288	—

Total operating expenses	34,895	37,898

Operating loss	(1,527)	(11,453)

Interest income and other, net	1,155	638

Net loss before taxes	$(372)	$(10,815)

Provision for income taxes	142	4

Net loss	$(514)	$(10,819)

Basic and fully diluted net loss per share	$(0.01)	$(0.20)

Shares used in computing per share amount
Basic	53,375,463	52,827,120
Fully Diluted	53,375,463	52,827,120

Pro forma net income (loss) per share excluding certain expenses *

Net income (loss) excluding certain expenses	764	(9,559)

Net income (loss) per share
Basic	$0.01	$(0.18)
Fully Diluted	$0.01	$(0.18)

Shares used in computing per share amount
Basic	53,375,463	52,827,120
Fully Diluted	53,661,958	52,827,120

*	Excludes amortization of intangibles, warrant charge, restructuring costs, and includes projected pro forma tax expense. The projected pro forma effective tax rate for the three months ended June 30, 2005, of 35% has been used to adjust the provision of income taxes for pro forma purposes.

webMethods, Inc. Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	June 30,	March 31,
	2005	2005

ASSETS
Current assets:
Cash and cash equivalents	$62,506	$57,209
Marketable securities available for sale	79,956	78,332
Accounts receivable, net	43,777	47,326
Prepaid expenses and other current assets	6,067	6,401

Total current assets	192,306	189,268
Marketable securities available for sale	1,232	14,513
Property and equipment, net	10,615	10,342
Goodwill	46,704	46,704
Intangibles assets, net	7,791	8,390
Other assets	5,561	6,127

Total assets	$264,209	$275,344

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,325	$8,673
Accrued expenses	12,422	16,506
Accrued salaries and commissions	9,804	12,219
Deferred revenue	40,916	43,055
Current portion of capital lease	408	475

Total current liabilities	71,875	80,928
Capital lease obligations, net of current portion	269	139
Other long term liabilities	3,214	3,374
Long term deferred revenue	5,324	6,371

Total liabilities	80,682	90,812
Total stockholders’ equity	183,527	184,532

Total liabilities and stockholders’ equity	$264,209	$275,344

webMethods, Inc. Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	June 30,
	2005	2004

Cash flows from operating activities:
Net loss	$(514)	$(10,819)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,392	1,704
(Recovery of) provision for doubtful accounts	(117)	228
Amortization of warrant charge	661	661
Amortization of acquired intangibles	599	599
Amortization of deferred rent	(114)	—

Increase (decrease) in cash resulting from changes in assets and liabilities:
Accounts receivable	2,806	9,003
Prepaid expenses and other current assets	251	(1,317)
Other assets	476	397
Accounts payable	(81)	(2,117)
Accrued expenses and other liabilities	(4,007)	(1,962)
Accrued salaries and commissions	(2,225)	(2,659)
Deferred revenue	(2,282)	(1,077)

Net cash used in operating activities	(3,155)	(7,359)

Cash flows from investing activities:
Purchases of property and equipment	(1,497)	(1,647)
Net maturities (purchases) of marketable securities available for sale	11,795	(3,831)

Net cash provided by/(used in) investing activities	10,298	(5,478)

Cash flows from financing activities:
Short-term borrowings	—	2,627
Payments on short-term borrowings	—	(2,461)
Payments on capital leases	(178)	(311)
Proceeds from exercise of stock options and stock issued under the ESPP	819	1,821

Net cash provided by financing activities	641	1,676

Effect of the exchange rate on cash	(2,487)	(858)

Net increase/(decrease) in cash and cash equivalents	5,297	(12,019)
Cash and cash equivalents at beginning of period	57,209	75,462

Cash and cash equivalents at end of period	$62,506	$63,443